Exhibit 99.1

MRV COMMUNICATIONS, INC. AGREES TO SELL SOURCE PHOTONICS, INC. BUSINESS UNIT TO FRANCISCO PARTNERS

CHATSWORTH, CA — October 26, 2010 - MRV Communications, Inc. (OTC Pink Sheets: MRVC) (“MRV” or the “Company”), a leading provider of optical communications solutions and services, today announced that it executed a definitive agreement with Francisco Partners, a leading global technology-focused private equity fund, in which Francisco Partners acquired Source Photonics, Inc., MRV’s optical communications components business unit. Oppenheimer & Co., Inc. was the exclusive financial advisor to MRV for the transaction, Latham & Watkins served as legal counsel to MRV and Shearman & Sterling served as counsel to Francisco Partners.

The transaction is valued at approximately $146 million (including $113 million in cash, $33 million in assumed debt and certain deductions set forth in the purchase agreement).  Payment will be made in installments within 60 days of closing.  For reporting purposes, 26 operating days reflecting contributions from Source Photonics will be included in MRV’s fourth quarter 2010 results.  Pro forma financial statements and additional terms of the transaction are expected to be filed with the Securities and Exchange Commission via Form 8-K within four business days.

Commenting on the transaction, MRV’s Chief Executive Officer, Dilip Singh, stated, “this transaction illustrates our strategic shift away from fiber optic components and our increased emphasis on providing optical networking products, services and solutions. Moreover, this transaction will help stabilize revenue and operating income, allowing us to concentrate on maintaining steady cash flows from our core business units and growing the business to meet customer demand.”

MRV remains a leading provider of network infrastructure equipment and network management products, as well as network integration and managed services. These products and services include optical transport and WDM solutions, optical carrier Ethernet access, and infrastructure management and services for high-speed carrier and enterprise networks.

Singh concluded, “after a comprehensive evaluation of the strategic alternatives available for Source Photonics, we believe this transaction is the best option to maximize long-term value for MRV shareholders. Source Photonics will continue normal operations while benefitting from Francisco’s expertise in the technology and telecommunications industries. On behalf of MRV, I would like to thank all of the employees who contributed to the growth of Source Photonics and I wish them future success.”

The Company also announced that it has suspended the issuance of a quarterly earnings press release and the hosting of quarterly earnings conference calls at this time. MRV will continue to file its quarterly results via Form 10-Q, and its annual results via Form 10-K, with the Securities and Exchange Commission.

About MRV Communications, Inc.

MRV Communications, Inc. is a leading provider of network infrastructure equipment and network management products, as well as network integration and managed services. These products and services include optical transport and WDM solutions, optical carrier Ethernet access, and infrastructure management and services for high-speed carrier and enterprise networks. MRV’s products include the Fiber Driver™ optical multi-service platform, the LambdaDriver™ WDM system, the Media Cross Connect™ physical layered switches and the OptiSwitch® platform. MRV’s business units will also concentrate on providing first-class WiFi infrastructure, SSL-VPN security, IP telephony and enterprise networking solutions and services. MRV provides equipment for commercial customers, governments and telecommunications service providers. MRV markets and sells its products worldwide, with operations in Europe that provide network system design, integration and distribution. For more information about MRV and its products, please call (818) 773-0900, or visit www.mrv.com.

About Source Photonics, Inc.

Source Photonics is a leading provider of optical communication products used in telecommunication systems and data communication networks. Source Photonics designs, manufactures, and sells a broad portfolio of optical communication products, including passive optical network, or PON, subsystems, optical transceivers used in the enterprise, access, and metropolitan segments of the market, as well as other optical components, modules and subsystems. In particular, Source Photonics products include optical subsystems used in fiber-to-the-premise, or FTTP, deployments which many telecommunication service providers are using to deliver video, voice and data services. Source Photonics products enable telecommunication service providers to provide high-bandwidth video, voice and data services to keep up with today’s evolving telecommunication networks and to enhance and upgrade their networks efficiently and economically.

Forward-Looking Statements

This press release contains statements regarding management’s future expectations, beliefs, goals, plans or prospects about MRV. Statements in this press release regarding MRV’s future financial and operating results, which are not statements of historical facts, constitute forward-looking statements within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. Words such as “expects,” “anticipates,” “envisions,” “estimates,” “targets,” “intends,” “plans,” “believes,” “seeks,” “should,” “could”, “forecasts,” “projects,” variations of such words and similar expressions, are intended to identify such forward-looking statements which are not statements of historical facts. These forward-looking statements are not guarantees of future performance or that the events anticipated will occur or that expected conditions will remain the same or improve. These statements involve certain risks, uncertainties and assumptions, the likelihood of which are difficult to assess and may not occur. All information in this release is as of October 26, 2010. MRV undertakes no duty to update any forward-looking statement to conform the statement to actual results or changes in MRV’s expectations.

Investor Relations:

MRV Communications, Inc.

(818) 886-MRVC (6782)

ir@mrv.com

or

CJP Communications for MRV

Thomas J. Rozycki, Jr.
(212) 279-3115 x208

trozycki@cjpcom.com

Media Relations:

MRV Communications, Inc.
pr@mrv.com